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                                                                     EXHIBIT 3.1





                            CERTIFICATE OF FORMATION

                                       OF

                           PAINEWEBBER FINANCE L.L.C.



                 This Certificate of Formation of PaineWebber Finance L.L.C. (the "Company") is being duly executed and filed by Paine Webber Group Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.:
                 1.  The name of the Company is "PaineWebber Finance L.L.C.".
                 2. The address of the Company's registered office in the State of Delaware is in care of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Company's agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

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                 3.  The latest date on which the Company is to dissolve is
March 15, 2109.
                 IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 15th day of March 1994.

                                               PAINE WEBBER GROUP INC., as
                                                 an authorized person

                                                 by /s/Theodore A. Levine
                                                 ------------------------------
                                                 Name:  Theodore A. Levine
                                                 Title: Vice President-Secretary